Exhibit 8.1

November 22, 2013

CHC Group Ltd.

4740 Agar Drive

Richmond, BC V7B1A3

Canada

Ladies and Gentlemen:

We have acted as United States counsel to CHC Group Ltd., a Cayman Islands company (the “Company”), in connection with the public offering on the date hereof of the Company’s ordinary shares (the “Shares”) pursuant to the Registration Statement on Form S-1 (the “Registration Statement”) of which this exhibit is a part. All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the “Code”).

In preparing this opinion, we have examined and relied upon the Registration Statement, including the Prospectus included therein, and such other documents as we have deemed necessary or appropriate in order to enable us to render this opinion. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that the offering will be consummated in accordance with the description in the Registration Statement.

In rendering this opinion, we have assumed without investigation or verification that the facts set forth in the Registration Statement are true, correct and complete in all material respects; that any representation in any of the documents referred to herein that is made “to the best of the knowledge and belief” (or similar qualification) of any person or party are true, correct and complete without such qualification; and that, as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement. Any inaccuracy in, or breach of, any of the aforementioned statements, representations or assumptions could adversely affect our opinion.

Our opinion is based on existing provisions of the Code, Treasury Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service as in effect on the date of this opinion, all of which are subject to change (possibly with retroactive effect) or reinterpretation. No assurances can be given that a change in the law on which our opinion is based or the interpretation thereof will not occur or that such change will not affect the opinion expressed herein. We undertake no responsibility to advise you of any such developments in the law.

3175 HANOVER STREET, PALO ALTO, CA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM

CHC Group Ltd.

November 22, 2013

Page Two

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that the statements in the Registration Statement under the heading “TAXATION — Material United States Federal Income Tax Considerations,” subject to the limitations and qualifications described therein, insofar as they relate to matters of United States federal income tax law, constitute our opinion of the material United States federal income tax consequences of the purchase, ownership and disposition of common shares purchased in the offering.

We note that we have not undertaken any investigation or verification of the factual statements made in the Registration Statement regarding the possible status of the Company as a passive foreign investment company (a “PFIC”) for United States federal income tax purposes and do not express any opinion with respect to the Company’s PFIC status.

No opinion is expressed as to any matter not discussed herein.

We hereby consent to the use of our name under the heading “TAXATION — Material United States Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

COOLEY LLP

By:	/s/ Mark Windfeld-Hansen
Mark Windfeld-Hansen

3175 HANOVER STREET, PALO ALTO, CA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM